UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 7.01 Regulation FD Disclosure.

On August 11, 2008 the Company issued a press release announcing that it has commenced seismic data analysis on ATP 865 for the Company's upcoming 2008 exploration program. MBA Petroleum Consultants, a leading independent evaluator, has been retained to provide an assessment of ATP 865 and the Company's existing leads and prospect. MBA is presently loading and re-processing over 3,400 line kilometres of seismic data over ATP 865. In 2008 dollar terms this represents over US$25 million in seismic data across 1.68 million acres in the heart of the Adavale Basin in Queensland, Australia.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:
99.1 Press Release dated August 11, 2008: SENTRY PETROLEUM INITIATES SEISMIC ANALYSIS ON ATP 865 AND ADVANCES 2008 EXPLORATION STRATEGY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

DR. RAJ RAJESWARAN Dr. Raj Rajeswaran	President, Chief Executive Officer, and Director	August 11, 2008